Investor Presentation – First Quarter 2022 May 2022 Financial Information for the three months ended March 31, 2022 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 Q1’22 Highlights Revenue $324.9 million 10.3% vs. prior year Adjusted Net Income2 $15.5 million 17.5% vs. prior year Book Value per share2,3 $10.51 (8.3)% vs. 3/31/21 Net Loss1 $(1.0) million vs. prior year net income of $28.6 million Overall  Adjusted net income2 of $15.5mm, with a 15.8% adj ROAE2, driven by improvement in insurance and shipping operations.  $200mm investment in Fortegra from Warburg Pincus remains on track to close in Q2’22.  Signed a definitive agreement to sell one of our three dry-bulk vessels for $21.5mm, representing an approximate 50% gain as compared to Q1’22 book value, and is expected to close in June 2022.  In May’22, we prepaid $13.1mm of debt associated with tanker investments at a 10% discount to the principal balance. Insurance  $601mm of gross written premiums and premium equivalents (GWPPE)4, 26% increase from PY driven growth in admitted and E&S insurance lines and fee-based service contract offerings.  Combined ratio of 90.5% improved from 91.5% in PY driven by the continued scalability of Fortegra’s technology and shared service platform, which improved the expense ratio, while the underwriting ratio remained stable.  Adj. net income of $21.1mm, up 65% from PY driven by revenue growth and improved combined ratio. Adj. ROAE of 28%.  In Apr’22, acquired ITC Compliance for net cash consideration of ~$15.6mm, further establishing Fortegra's footprint in Europe. Tiptree Capital  Mortgage & shipping businesses contributed positive pre-tax income of $7.0mm, offset by Invesque mark-to-market losses. ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 3 Year-over-year total return defined as cumulative dividends paid of $0.16 per share plus book value per share as of March 31, 2022. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q1'21	Q1'22
Total Revenues	$294.7	$324.9
Net income (loss)	$28.6	$(1.0)
Diluted EPS	$0.81	$(0.03)
Adjusted net income[1]	$13.2	$15.5
Adjusted ROAE[1]	13.7%	15.8%
Total shares outstanding	32.5	34.9
Book Value per share[1]	$11.63	$10.51

Adjusted Net Income by business



$6.9
$3.5
$8.7
$(5.3)
$13.2
$8.0
$12.8
$(7.7)
$15.5
$1.0
$21.1
$(6.6)
Tiptree Capital
Fortegra
Corporate
Q1'20
Q1'21
Q1'22

Key Highlights – Q1'22

Revenues up 25%, excluding the impact of investment gains/losses

- Continued growth in Fortegra's earned premiums, service and administration fees and investment income
- Dry-bulk charter rates remain robust, increase in tanker rates from Q1'21
- Mortgage origination volumes down 16% with gain on sale margins down 170bps; partially offset by increased servicing fees & positive MSR marks of $6.3mm in the quarter

Adj net income of $15.5mm, increased by 17.5% versus prior year;

- Continued revenue growth and improvements in Fortegra's combined ratio

Net income decreased to $(1.0)mm

- Unrealized investment losses more than offset improvement in operations

BVPS of $10.51 decreased by 8.3% over prior year

- Higher interest rates drove unrealized losses on high credit quality, fixed income securities (impacting AOCI)
- Expect to be able to hold to maturity and reinvestment in higher rate environment should lead to increased investment income over-time

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix.

3

Tiptree Snapshot 4 ($ in millions) Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income. 2) Estimated Based on Warburg Pincus valuation multiple of 13.5x Adj. Net Income, multiplied by LTM Adjusted Net Income of $75.1 million, multiplied by Tiptree’s 72.9% pro-forma, as converted ownership percentage as of 3/31/2022. 3) Pro-forma Q1’22 Tiptree holdco book equity of $(83) million plus $140 million of transaction proceeds that will be used to extinguish $110 million of Fortress debt, assumed from Tiptree, and $30 million to repay notes to Tiptree, used for general corporate purposes. 4) Diluted shares as of March 31, 2022, represents basic outstanding shares of 34,877,897 plus dilutive shares of 2,054,496 which includes unvested RSUs, outstanding options and outstanding warrants (both assumed to be exercised cashless). Adj ROAE% 15.6% 17.0% Tiptree Sum of the Parts $57.7 $66.2 LTM Q1'21 LTM Q1'22 $739 million2 (Transaction multiple) $167 million (Book value ex. NCI) Holding Company $54 million3 (Book value) $960 million $20.01 Value/TIPT diluted share4 Pro-forma SOTP Value $4.52 $1.46 $25.99

Specialty Insurance Performance Highlights Q1’22

Fortega – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials

	Q1'21	Q1'22	V%
Premiums & equivalents[2]	$477.2	$600.9	25.9%
Revenue	$222.6	$282.5	26.9%
Pre-tax income (loss)	$21.5	$14.7	(31.8)%
Adjusted net income[1]	$12.8	$21.1	65.3%
Adjusted ROAE[1]	17.9%	28.2%	10.3%
Combined ratio	91.5%	90.5%	(100)bps
Unearned Premiums & Deferred Revenues	$1,316.6	$1,749.1	32.8%

Insurance products

Underwriting and Fee Revenues[1]



$286
$210
14
9
61
51
211
150
Europe Warranty Solutions
U.S. Warranty Solutions
U.S. Insurance
Q1'21
Q1'22

Underwriting and Fee Margin[1]



$64
$54
5
3
19
21
40
30
Europe Warranty Solutions
U.S. Warranty Solutions
U.S Insurance
Q1'21
Q1'22

Combined Ratio



91.5%
90.5%
17.3%
12.9%
74.2%
77.6%
Expense Ratio
Underwriting Ratio
Q1'21
Q1'22

Q1'22 Highlights & Outlook

(1) Continued growth supported by specialty insurance program expansion and onboarding new agents, with a focus on stable, improved profitability

- Growth in unearned premiums and deferred revenue to $1.7Bn, a 33% increase year-over-year
- Underwriting and fee revenues increased to $286mm, up 36%
- Continued investment in strategic growth initiatives
  - ✓ Specialty admitted & E&S lines
  - ✓ Capital-light warranty solutions
  - ✓ European expansion

(2) Produced stable, growing results from underwriting and fees

- Underwriting margin of $64mm, up 18%, driven by growth in U.S. Insurance and European lines
- Combined ratio improved to 90.5%

(3) Capital and liquidity remain strong and continue to support growth objectives

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

6

Robust growth trajectory while maintaining underwriting profitability 78.1% 75.7% 74.2% 77.6% 15.9% 17.9% 17.3% 12.9% 94.0% 93.6% 91.5% 90.5% Q1'19 Q1'20 Q1'21 Q1'22 $6.5 $8.7 $12.8 $21.1 Q1'19 Q1'20 Q1'21 Q1'22 7 ($ in millions) Gross Written Premiums & Equivalents1 Underwriting & Fee Revenues and Margin2 Adjusted Net Income2 191 246 336 407 56 133 125 163 3 13 16 31 $250 $392 $477 $601 Q1'19 Q1'20 Q1'21 Q1'22 Combined Ratio Adj. ROAE%1 Adj. Net Income U/W Ratio Expense Ratio U.S. Insurance U.S. Warranty Solutions Europe Warranty Solutions 1 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership. 2 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. 10% 18% U/W & Fee Revenues U/W & Fee Margin 28%13% 126 131 150 211 21 38 51 61 1 5 9 14 $148 $174 $210 $286 Q1'19 Q1'20 Q1'21 Q1'22 23 26 30 40 9 14 21 19 0 2 3 5 $33 $42 $54 $64 Q1'19 Q1'20 Q1'21 Q1'22

Insurance Investment Portfolio Cash & Equivalents 16% Government & Agency 38% Corporate Bonds 18% Fixed Income ETFs 6% Muni & ABS 8% Equities 6% Other Alternatives 8% Cash & Equivalents 19% Government & Agency 44% AAA 1% AA 15% A 11% BBB 3% Fixed Income ETFs 7% $767mm 8 Q1’22 Investment Mix Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 556 767 167 125 $723 $892 Q1'21 Q1'22 Other investments Fixed Income & Cash Return Metrics (Pre-tax) $892mm ◼ ~2.5 year duration ◼ $594mm Blackrock managed ◼ AA+ rating ◼ 1.2% book yield Q1’21 Q1’22 Net investment income – P&L $2.8) $3.2) Net realized and unrealized gains (losses) – P&L $9.7) $(6.6) Unrealized gains (losses) on AFS Securities – OCI $(4.0) $(26.3)

Performance Highlights Q1’22

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Equity Capital Allocation


$191.5
5.5
39.7
70.6
75.7
$171.1
10.3
20.2
57.5
83.1
Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation
Q1'21
Q1'22

Financial drivers

	Pre-tax income		Adj. Net Income[1]	
	Q1'21	Q1'22	Q1'21	Q1'22
Mortgage	$13.1	$4.3	$7.5	$(1.6)
Senior living (Invesque)[2]	13.8	(8.8)	-	-
Maritime transportation	0.5	2.7	0.5	2.5
Other	0.7	(1.6)	0.1	-
Total	$28.1	$(3.4)	$8.0	$1.0

Q1'22 Highlights

Mortgage:

- Mortgage origination volumes of $354mm, down 16% from PY
- Pre-tax income below PY from decline in volume & margins, partially offset by higher servicing fees & positive FV adjustments on MSR asset
- MSR asset of $38mm, including positive MTM of $6.3mm in Q1'22
- $19.4mm of cash distributed to Tiptree over past three quarters

Maritime transportation:

- 5 owned vessels (3 dry-bulk Supramax; 2 MR product tankers)
- In Mar'22, signed agreement to sell 1 dry-bulk vessel for $21.5M, ~50% above Q1'22 carrying value
- Charter rates for dry-bulk and tankers remain robust driven by vessel supply and demand imbalance

Senior living (Invesque – IVQ.U):

- Observing positive trends in senior living, skilled nursing and medical office sectors
- Q1'22 unrealized losses of $8.8mm, compared to PY gains of $13.8mm

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $24.1 million, $19.9 million in Tiptree Capital as of March 31, 2022.

10

$57.7 $66.2 LTM Q1'21 LTM Q1'22 11 Continued growth and underwriting performance at Fortegra Improvement in long-term, net investment income Focused on long-term shareholder value creation Summary & Outlook ($ in millions) Adjusted Net Income1 ✓ Diversification of our businesses supported strong operational results and improvement in Adjusted net income ― Fortegra continues to deliver record top-line and return on equity ― Strong performance from shipping operations ✓ $200 million investment in Fortegra from Warburg Pincus expected to close in Q2’22 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted return on average equity. 1 2 3 Q1’22 Highlights Looking Ahead 15.6% 17.0% Adjusted ROAE1

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

Q1’22 Capital Allocation & Annual Performance Comparison 131 Represents total stockholders’ equity. Total stockholders’ equity net of non-controlling interests was $366.6 million as of March 31, 2022. 2 See the appendix for a reconciliation of Non-GAAP metrics including Adjusted net income and adjusted return on average equity. Adjusted net income of $66.2mm, up 14.7% from Q1’21 • Adjusted return on average equity of 17.0%1 Insurance: • 26.4% Adjusted return on average equity • Growth in insurance underwriting and fee revenues • Combined ratio improvement Tiptree Capital: • 11.7% Adjusted return on average equity • Positive operating contributions from shipping investments • Strong returns in mortgage business while margins and volumes normalize Q1’22 LTM Highlights Stockholders’ Equity1 Adjusted Net Income2 Business Lines Q1’22 Q1’21 LTM Q1’22 LTM Insurance $294.3 $47.5 $75.1 - Underwriting & fees $39.8 $66.1 - Investments $7.7 $9.0 Tiptree Capital $171.1 $37.6 $21.1 Corporate $(82.2) $(27.4) $(30.1) Total Tiptree $383.2 $57.7 $66.2 ($ in millions) LTM Operating Performance

Non-GAAP Reconciliations 14 Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the PORCs and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use the non-GAAP metrics underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – Underwriting & Fee Revenues & Margin

Tiptree Inc.

($ in thousands, except per share information)

	Three Months Ended March 31,		
	2022	2021	2020
Total revenues	$ 282,529	$ 222,563	$ 143,340
Less: Net investment income	(3,167)	(2,767)	(3,488)
Less: Net realized and unrealized gains (losses)	6,643	(9,672)	33,601
Underwriting and fee revenues	$ 286,005	$ 210,124	$ 173,453

	Three Months Ended March 31,		
	2022	2021	2020
Income (loss) before income taxes	$ 14,682	$ 21,528	$ (27,117)
Less: Net investment income	(3,167)	(2,767)	(3,488)
Less: Net realized and unrealized gains (losses)	6,643	(9,672)	33,601
Plus: Depreciation and amortization	4,354	4,191	2,270
Plus: Interest expense	4,759	4,304	3,648
Plus: Employee compensation and benefits	22,026	19,089	17,042
Plus: Other expenses	14,839	17,632	16,220
Underwriting and fee margin	$ 64,136	$ 54,305	$ 42,176

	As of March 31,		
	2022	2021	2020
Total stockholders' equity	$ 383,153	$ 397,399	$ 344,336
Less: Non-controlling interests	16,520	18,956	10,483
Total stockholders' equity, net of non-controlling interests	$ 366,633	$ 378,443	$ 333,853
Total common shares outstanding	34,878	32,538	34,302
Book value per share	$ 10.51	$ 11.63	$ 9.73

We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently.

We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Management uses Book value per share, which is a non-GAAP financial measure. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $10.51 as of March 31, 2022 compared with $11.63 as of March 31, 2021. Total stockholders' equity, net of other non-controlling interests for the Company was $366.6 million as of March 31, 2022, which comprised total stockholders' equity of $383.2 million adjusted for $16.5 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $378.4 million as of March 31, 2021, which comprised total stockholders' equity of $397.4 million adjusted for $19.0 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

15

Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)

	Three Months Ended March 31, 2022					Three Months Ended March 31, 2021				
		Tiptree Capital					Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$ 14,682	$ 4,266	$ (7,651)	$ (12,249)	$ (952)	$ 21,528	$ 13,077	$ 14,994	$ (10,207)	$ 39,392
Less: Income tax (benefit) expense	(3,664)	(978)	1,794	2,934	86	(4,429)	(3,096)	(2,907)	1,680	(8,752)
Less: Net realized and unrealized gains (losses)	6,643	(6,314)	8,851	–	9,180	(9,624)	(3,420)	(13,766)	–	(26,810)
Plus: Intangibles amortization	3,946	–	–	–	3,946	3,834	–	–	–	3,834
Plus: Stock-based compensation	2,319	–	–	3,839	6,158	372	165	8	520	1,065
Plus: Non-recurring expenses	23	–	133	–	156	270	–	–	–	270
Plus: Non-cash fair value adjustments	–	–	1,514	–	1,514	–	–	(657)	–	(657)
Less: Tax on adjustments	(2,825)	1,470	(2,113)	(1,168)	(4,636)	825	739	2,895	354	4,813
Adjusted net income	$ 21,124	$ (1,556)	$ 2,528	$ (6,644)	$ 15,452	$ 12,776	$ 7,465	$ 567	$ (7,653)	$ 13,155
Adjusted net income	$ 21,124	$ (1,556)	$ 2,528	$ (6,644)	$ 15,452	$ 12,776	$ 7,465	$ 567	$ (7,653)	$ 13,155
Average stockholders' equity	299,113	58,962	117,744	(84,152)	391,667	285,885	65,533	113,218	(79,166)	385,470
Adjusted return on average equity	28.2%	(10.6)%	8.6%	NM%	15.8%	17.9%	45.6%	2.0%	NM%	13.7%

	Trailing Twelve Months Ended March 31, 2022				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes from continuing operations	$ 63,011	$ 19,596	$ (5,435)	$ (52,174)	$ 24,998
Less: Income tax (benefit) expense	(17,673)	(2,764)	2,709	5,275	(12,453)
Less: Net realized and unrealized gains (losses)	12,535	(8,692)	19,526	–	23,369
Plus: Intangibles amortization	15,441	–	–	–	15,441
Plus: Stock-based compensation	3,953	166	205	11,900	16,224
Plus: Non-recurring expenses	1,911	–	1,071	2,171	5,153
Plus: Non-cash fair value adjustments	–	–	(999)	–	(999)
Less: Tax on adjustments	(4,048)	107	(4,353)	2,727	(5,567)
Adjusted net income	$ 75,130	$ 8,413	$ 12,724	$ (30,101)	$ 66,166
Adjusted net income	$ 75,130	$ 8,413	$ 12,724	$ (30,101)	$ 66,166
Average stockholders' equity	284,177	64,061	117,245	(75,207)	390,276
Adjusted return on average equity	26.4%	13.1%	10.9%	NM%	17.0%

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TiptreeInc. ir@tiptreeinc.com